Exhibit 99.1

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

In re HOMESTORE.COM, INC. SECURITIES	No. C01-11115 MJP (CWx)
LITIGATION
ORDER GRANTING MOTION FOR FINAL
APPROVAL OF PARTIAL CLASS
SETTLEMENT AND DIRECTING RENOTICE
OF THE CLASS

        This matter comes before the Court on lead plaintiff’s motion for an order of final approval of partial class settlement with defendant Homestore.com, Inc. (“Homestore”).1 Pursuant to this Court’s order of February 5, 2004, the settling parties submitted further briefing relating to the fairness of the settlement and the timing of the class notice. Having reviewed the papers and pleadings submitted by the parties, as well as the extra briefing submitted by the objectors, the Court hereby GRANTS the motion for final approval of class settlement. On the issue of class notice, the Court APPROVES of plaintiff’s proposed remedial notice with some modifications as outlined below. The Court also directs that an abbreviated class notice be published in the Wall Street Journal no later than April 15, 2004. The deadline for opting out or for submission of Proof of Claim forms is hereby extended to May 31, 2004.

[1] The Court notes that this motion appears to never have been entered into the docket, though the chambers copy indicates that the papers were filed December 23, 2003. The Court suspects that this is a result of the Central District’s change from a purely “PACER” system to the “ECF-PACER” system. The Court asks plaintiff’s counsel to investigate in order to ensure that the record is complete.

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BACKGROUND

        This action is brought by shareholders of Homestore.com, Inc., represented in this motion by lead plaintiff California State Teachers’ Retirement System (“CalSTRS”), and is based on numerous allegations of securities fraud by certain insiders of Homestore with the assistance of certain outside participants. After lengthy negotiations mediated by the Honorable Magistrate Judge Edward A. Infante and the Honorable Judge Daniel Weinstein (Ret.), Lead Plaintiff California State Teachers’ Retirement System (“CalSTRS”) and Homestore reached an agreement to settle this lawsuit. The terms of that settlement provided for $13 million in cash and 20 million shares of Homestore stock to be placed in a common fund. In addition, defendant Homestore agreed to adopt new corporate governance policies including a non-classified board of directors; requirements for independent directors and special committees; appointment of a new shareholder-nominated director; prohibition on the future use of stock options for director compensation; and requirements for minimum stock retention by officers after exercise of stock option grants.

        By order of October 14, 2003, this Court preliminarily approved the settlement, as well as the means and method of combined notice of pendency of class action and partial settlement. Four objectors filed timely objections, one of which has since been withdrawn. Challenges were made to the adequacy and fairness of the settlement, and to the adequacy of the timeliness of the notice. Lead plaintiff then brought the present motion seeking an order of final approval of the settlement and the adequacy of the notice.

        By prior order of February 5, 2004, the Court generally approved of the terms of the settlement, with one reservation. Specifically, the Court directed the settling parties to submit further briefing on the issue of extinguishment of § 11 and § 12 claims, such as those brought by objectors Matt Brody and Ronald and Josephine Drucker. The Court’s own research revealed a line of cases from the Second Circuit holding that claims not predicated on the same set of operative facts can not be settled through a general release in an action not litigating those claims. See TBK

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Partners, Ltd. v. Western Union Corp., 675 F.2d 456, 460-61 (2d Cir. 1982); National Super Spuds, Inc., v. New York Mercantile Exchange, 660 F.2d 9 (2d Cir. 1981).

        The Court was also concerned with the timing of the class notice. In particular, the Court noted that the consulting firm hired to send the Notice primarily relied on third parties, such as brokerage houses, to request forms and send them on to the class members. This appears to have resulted in a substantial portion of the class receiving notice with little time to opt out or object. Of greater concern was the fact that the deadline for Proof of Claim form submission was also set at December 5, 2003. This effectively sets up an “opt-in” system, irrevocably extinguishing any potential claims of those who do not timely file a Proof of Claim. The Court noted that more time might need to be allotted for class members to research their prior trades in order to provide the information required on the proof of claim form.

        The Court directed further briefing from the settling parties to address these issues. Though not specifically called for, the same objectors filed responses to the further briefing, which the Court has taken into consideration.

ANALYSIS

        A. Settlement Approval

        “The court must approve any settlement, voluntary dismissal, or compromise of the claims, issues, or defenses of a certified class.” Fed. R. Civ. P.23(e)(1)(A) (2003). “[C]ourt review and approval are essential to assure adequate representation of class members who have not participated in shaping the settlement.” Cmt. to 2003 Amendment. Approval of a class action settlement is appropriate if the terms of the settlements are “fair, reasonable, and adequate.” Officer for Justice v. Civil Service Com’n, 688 F.2d 615, 625 (9th Cir. 1982). In making this determination, the Ninth Circuit has provided the following guidance:

Assessing the settlement proposal requires the district court to balance a number of factors: the strength of the plaintiffs’ case; the risk, expense, complexity, and likely duration of further litigation; the risk of maintaining class action status throughout the trial; the amount offered in settlement; the extent of discovery completed and the stage of the proceedings; the experience and views of counsel; the presence of a

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governmental participant; and the reaction of the class members to the proposed settlement.

Hanlon v. Chrysler Corp. 150 F.3d 1011, 1026 (9th Cir. 1998). The court’s task is not to substitute its own judgment as to whether the settlement could have been better, but simply to determine whether the agreement is fair, reasonable and adequate on the whole, and not the product of collusion. Id at 1026-27.

        In approving a class settlement, a court may release not only those claims alleged in the complaint, but also any legal claim “based on the identical factual predicate as that underlying the claims in the settled class action even though the claim was not presented and might not have been presentable in the class action.” TBK Partners, Ltd. v. Western Union Corp., 675 F.2d 456, 460-61 (2d Cir. 1982); see also, National Super Spuds, Inc. v. New York Mercantile Exchange, 660 F.2d 9 (2d Cir. 1981). This reasoning has been adopted by the Ninth Circuit. Class Plaintiffs v. City of Seattle, 955 F.2d 1268, 1287-88 (9th Cir. 1992). This rationale has been used to allow for extinguishment of federal claims in a state court class action based on state law claims where the federal and state law claims were predicated on the same set of operative facts. Nottingham Partners v. Trans-Lux Corp., 925 F.2d 29, 33-34 (1st Cir. 1991).

        The parties and the objectors in the present case agree on the state of the law and the standards to be applied. Their disagreements relate solely as to whether the claims brought by Brody and Drucker seeking recovery under the Securities Act of 1933 are based on the same factual predicate as the claims brought by CalSTRS under the Securities Exchange Act of 1934.

        The 1933 Act regulates public offerings of securities and the registration of stock, and prohibits fraudulent or deceptive practices in an offer of securities. The 1934 Act, on the other hand, regulates trading in securities already issued and outstanding, and prohibits various “manipulative or deceptive devices or contrivances.” Lead plaintiff and Homestore now acknowledge that the general

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release would indeed extinguish the Brody action’s 1933 Act claims related to the second public offering in exchange for granting them relief under the settlement, as the class period in the present case covers this second public offering, and because the general release in the Proof of Claim and Release is with respect to all known and unknown claims class members might have against Homestore. Mr. Brody argues that this release would be improper, as these claims were never litigated in this action, and are based on a different factual predicate than those litigated here.

The Court disagrees with Mr. Brody, and approves the settlement. Although the First Amended Complaint in the Brody action is legally predicated on alleged misstatements made within the January 26, 2000, registration statement, the overwhelming bulk of the facts pled that allegedly demonstrate that those statements were false are nearly verbatim to those made in the complaint in the action presently before the Court. Namely, Mr. Brody alleges the same malfeasance on the part of several of the officers of Homestore regarding the improper barter and triangular transactions. At base, these are the misdeeds for which both actions seek redress. Mr. Brody simply relies on a different legal theory of recovery for the fraudulent actions of Homestore’s agents. Mr. Brody’s emphasis on the “strict liability” nature of his claims simply underscores the different legal nature of the claims, but not a different factual one. Many of the paragraphs of the two complaints are identical or near-identical. See First Amended Complaint, Brody v. Homestore.com, Inc. C02-8068 FMC (JWJx), (C.D. Cal.). To the extent that Mr. Brody relies on the “fact” of the registration statement itself, the Court finds that such a distinction must give way to the far greater policy interest encouraging prompt, fair and effective settlement of litigation, especially complex class action litigation. Class Plaintiffs, 955 F.2d at 1276. Simply put, the Brody claims are based on the same factual predicate as the claims in this case. The only difference is the legal theory of recovery. On the whole, the settlement is fair and adequate, and represents a significant partial recovery for the

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class members, and the Court can see no reason to withhold its approval.

        B. Remedial Class Notice

        In its order of February 5, 2004, the Court expressed concerns regarding the timing of the class notice. In particular, the Court was concerned that a large majority of the class received the Notice after the deadline to object and opt out. The Court analyzed these facts in light of Torrisi v. Tucson Electric Power Co., 8 F.3d 1370 (9th Cir. 1993), the leading case on point in the Ninth Circuit. Of far greater concern to the Court, however, was that this same abbreviated deadline was to be used for filing of the Proof of Claim form. The court in Torrisi did not have the same concerns before it, as the court focused only on the ability of class members to object and/or opt out. Id. at 1177-78.

        Here, given the substance and thoroughness of the objections filed to date, the Court finds that the original notice was sufficient to “flush out” any potential objections to the settlement, one of the primary concerns in Torrisi. The Court has allowed for further briefing, and has addressed the concerns of the objectors in its prior order and in this order. Therefore, the Court does not see the need for further time for filing of objections, nor a need for any future final approval hearing.

        Turning to the remedial notice proposed by plaintiff, the Court generally approves of the concept of an abbreviated notice informing class members that the deadline for submission of Proof of Claim forms has been extended. Plaintiffs’ current plan of notice indicates that a far greater portion of the class will be direct mailed than in the first notice procedure – now about one half in contrast to about one fortieth. It is now safe to assume that a vast majority of the class has actually received the Notice and Proof of Claim form, albeit in many cases late. Notice of extension of the deadline will remind class members of the prior notice, and inform them that they may still make a claim for disbursement from the common fund. At the same time, an abbreviated notice will be far

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less costly than a full re-notice of the class, and thus will result in a greater recovery for each individual class member.

        The Court will, however, require three additions to the post-card notice. First, the notice must state that the deadline is one to either submit a Proof of Claim form or opt out. Although the Court feels comfortable that all relevant substantive objections to the settlement have been vetted, class members must be given sufficient time to opt out of the class through timely notice. Second, the Court will require a toll-free telephone number to be established by which class members may request that a Proof of Claim form be promptly sent to them. The toll-free number should be clearly stated on the post card notice along with the website address for downloading the form. This will ensure that class members who do not have access to the internet can obtain the proper form. Third, the notice should briefly state that prior submissions of a Proof of Claim form may be supplemented with new information regarding other transactions, or with new supporting documentation concerning previously reported trades. All of this information, including the extended deadline, the toll-free number, and the potential for supplementation, should be detailed on the website. These additions to the notice will address concerns expressed in Objector Helfand’s supplemental briefing.

        Given the time frame given in the plaintiff’s supplemental briefing, including production of the post card notices and their direct and indirect distribution routes to class members, the Court will require that the deadline for opting out or submission of Proof of Claim forms be extended until May 31, 2004. This adds an additional 15 days to the time line proposed by plaintiffs, and should be adequate to ensure that class members receive the post card notice in a timely fashion to allow them to obtain the form, research their securities transactions involving Homestore stock, and submit the form.

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        Finally, the Court directs that an abbreviated notice containing substantially the same information contained in the post card notice be published in the Wall Street Journal. That notice will contain the website address and the toll-free number. This will further ensure that class members are notified that the deadline for opting out and submission of Proof of Claim forms has been extended. Publication shall take place no later than April 15, 2004.

        On May 15, 2004, plaintiffs shall submit a declaration detailing all notice procedures that have taken place, including the details of post-card mailings, website hits and download requests, toll-free phone requests, and publication details.

CONCLUSION

        Having reviewed the papers and pleadings submitted by the parties, the Court GRANTS the motion for final approval of partial class settlement between the plaintiff class and Homestore.com, Inc., as the terms of the settlement are substantively fair and adequate, and settles legal claims based on the same factual predicate as the claims in the Brody action. This settlement represents a significant partial recovery for class members. The Court further directs the class to be re-noticed in abbreviated “post card” form as outlined above.

        Plaintiffs’ counsel will submit an updated application for partial recovery of costs and fees at their earliest convenience.

        The clerk is directed to send a copy of this order to all counsel of record and to counsel for the objectors to the partial class settlement.

        Dated: March 16, 2004.

/s/ Marsha J. Pechman

Marsha J. Pechman
United States District Judge

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